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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                             SECURITIES ACT OF 1934

                                  April 7, 2000
                                (Date of report)

                         Commission File Number 0-19693

                         WHATSFORFREE TECHNOLOGIES, INC.
                   FORMERLY RANES INTERNATIONAL HOLDING, INC.
 -------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Nevada                                      87-0485320
         ------                                      ----------
         (State or Other Jurisdiction of             (I.R.S. Employer
         Incorporation or Organization)              Identification No.)

          7430 East Butherus Drive, Suite #B, Scottsdale, Arizona 85260
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (480) 443-1111


                                 NOT APPLICABLE
          (Former Name of Former Address, if Changed Since Last Report)

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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS.
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304(a)(1)
Prior to March 31, 2000, the Registrant engaged as its principal accountant to audit the Registrant's financial statements the firm of Timothy L. Steers, CPA, LLC, of Portland, Oregon. On March 31, 2000, the Registrant's Board of Director's approved Feldman Sherb Horowitz & Co., P.C. of 805 Third Avenue, 21st Floor, New York, New York, as the Registrant's independent accountant. Feldman Sherb Horowitz& Co. was retained for the purposes of performing an audit on the Registrant's year-end financial statements and to perform reviews of interim financial information disclosed in Forms 10-QSB (effective for fiscal quarters ending on or after March 15, 2000).

304(a)(i)
The Registrant's former accountant, Timothy Steers, CPA, LLC did not resign and did not decline to stand for reelection. The new management of the Registrant has determined that a change of auditor is in the best interest of the company, and therefore, the former accountant simply was replaced as of March 31, 2000. This decision to change accountants was recommended and approved by the Board of Directors.

304(a)(ii)
Reports prepared by the Registrant's principal accountant on the Registrant's financial statements for the periods ending December 31, 1998 and December 31, 1999, in addition to the statement of operations, stockholders equity and cashflow for the period ending December 31, 1998 and December 31, 1999, have not contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

     Timothy Steer's report dated March 17, 2000 on the Company's financial statements for the year ended December 31, 1998 and December 31, 1999 contained the following paragraph:

         "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and has experienced negative cash flow from operations since inception. Furthermore, the Company has not obtained the financing required to fund its planned operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern."

304(a)(iv)
During fiscal year ended December 31, 1998 and December 31, 1999 and the subsequent interim period to the date hereof, there were no disagreements between the Company and Timothy Steers on any accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Timothy Steers, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Item 304(a) (2)
On April 4, 2000, the Registrant engaged Feldman Sherb Horowitz & Co., P.C. as its principal accountant to audit the Company's financial statements for the year ending December 31, 2000, and to review the 10-QSB filings. During the Company's two most recent years and through March 31, 2000 the Company has not consulted with Feldman Sherb Horowitz & Co. concerning the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

The Company has authorized Timothy Steers to respond fully to any inquires from Feldman Sherb Horowitz & Co., P.C.

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ITEM NO. 7. EXHIBITS
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(16) Letter on change in certifying accountant.

Pursuant to Item 304(a) (3) of Regulation S-B, the Company has provided its former accountant with a copy of this Form 8-K and has requested its former accountant to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. Due to the unavailability of the requested letter at the time of this filing, the letter shall be filed in compliance with the requirements of Item 304 (a) (3) upon receipt.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                WHATSFORFREE TECHONOGIES, INC.



                                By: /s/ Jan J. Olivier
                                ---------------------------
April 7, 2000                       Jan J. Olivier
                                    Chief Executive Officer

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